SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2007

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SP Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-21061	58-2044990
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

2361 Campus Drive Suite 101 Irvine, CA 92612 (Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (941) 907-2361

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2007, SP Holding Corporation (the “Company”) and Organic Holding Company, Inc. (“Organic Holding”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). Under the terms of the Merger Agreement, all outstanding shares of Organic Holding common stock, $0.001 par value, all outstanding shares of Organic Holding preferred stock, par value $0.001, as well as certain other securities, will be exchanged for shares of the Company’s common stock, $0.001 par value, and other securities of the Company. In connection therewith, the Company will assume all of the stock options and warrants of Organic Holding. The merger is expected to be tax-free to the stockholders of both companies. Consummation of the merger is subject to certain customary closing conditions.

The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement which is filed herewith as Exhibit 2.1 and incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.     Description

2.1	Agreement and Plan of Merger and Reorganization by and among SP Holding Corporation, Organic Acquisition Corporation and Organic Holding Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 17, 2007

            SP HOLDING CORPORATION

            By: /s/ Mark Schaftlein
            Name: Mark Schaftlein
            Title:   Chief Financial Officer

Exhibit Index

Exhibit No.    Description

2.1	Agreement and Plan of Merger and Reorganization by and among SP Holding Corporation, Organic Acquisition Corporation and Organic Holding Company, Inc.